Exhibit 99.1

PRESS RELEASE

WEX Inc. Announces Definitive Agreement to Acquire Electronic Funds Source LLC

•	Strengthens WEX’s offerings in both the over-the-road and corporate payments market

•	Provides complementary footprint and entry into the mid- and large-sized over-the-road fleet segment

•	Adds new capabilities and products to address customers’ evolving needs

•	Immediately accretive to adjusted net income

SOUTH PORTLAND, Maine—October 19, 2015—WEX Inc. (NYSE: WEX), a leading provider of corporate payment solutions, today announced it has entered into a definitive agreement to acquire Electronic Funds Source LLC (“EFS”) for a total consideration of approximately $1.1 billion in cash and 4.0 million shares of common stock to be issued to investment funds affiliated with Warburg Pincus, EFS’ current owner. The acquisition is expected to be immediately accretive to adjusted net income.
“We are very excited about the prospect of combining these two great companies, which have a strong customer orientation, aligned strategy and a complementary footprint,” said Melissa Smith, WEX’s president and chief executive officer. “We believe this acquisition strengthens our value proposition to customers with a portfolio of best-in-class offerings that will better meet their evolving needs. Additionally, we have the opportunity to draw on the strengths of both companies to drive further scale across the organization, enhance our existing over-the-road business, better serve the needs of mixed fleets and improve the functionality and service we provide to our customers. We look forward to welcoming EFS to WEX and are confident that this combination will deliver long-term value for our shareholders.”

Combination Benefits

EFS’ strong track record and broad customer acceptance in mid- and large-sized over-the-road (“OTR”) fleet segments is an ideal complement to WEX. The combined company would serve the needs of all sizes and types of fleets by drawing on strengths from both companies’ offerings to provide a more efficient, more comprehensive and better-integrated solution to all customers.
EFS’ sophisticated OTR platform adds important functionality in controls, permitting, fuel price analytics, mobile account maintenance and strong acceptance in Canada. Furthermore, WEX and EFS have focused on different parts of the corporate payments spectrum, which will allow customers to benefit from the combined company’s more diverse set of capabilities. For WEX customers, this includes the addition of a variety of corporate card options, including a single, multi-purpose card. Moving forward, the combination would deliver continuous innovation and sector expertise to anticipate industry trends and adapt the combined offering accordingly.
Additionally, the combination will further diversify WEX’s earnings and help to reduce its exposure to fuel price sensitivity. WEX estimates that approximately 16% of EFS’ revenue is exposed to fuel prices.
Scott Phillips, president and chief executive officer of EFS, stated, “We are very pleased to be joining forces with a great organization like WEX, which shares our focus on continued product innovation, superior service and maintaining long-term customer relationships. I look forward to joining the WEX organization, as this combination represents a great match and a win-win for the employees and customers of both companies.”

Transaction Details
Upon closing the transaction, the acquisition is expected to be immediately accretive to adjusted net income. The Company expects to realize run-rate synergies of approximately $25 million over a three year period, excluding one-time integration costs, and to realize approximately $275 million in present value of tax benefits.
The transaction, which has been unanimously approved by the WEX board of directors, is subject to regulatory approvals and other customary closing conditions.
Upon closing, investment funds affiliated with Warburg Pincus will become WEX’s largest shareholder. Warburg Pincus’ managing director and member of the executive management group, Jim Neary, will join WEX’s board of directors.
Mr. Neary commented, “We are excited about the future of the combined company. We are looking forward to being a shareholder of WEX and partnering with Melissa, Scott and the WEX team.”
BofA Merrill Lynch is acting as financial advisor and Wilmer Cutler Pickering Hale and Dorr LLP and Weil, Gotschal & Manges are acting as legal advisors to WEX. Cleary Gottlieb Steen & Hamilton LLP is acting as legal advisor to EFS.

Conference Call Details
In conjunction with this announcement, WEX will host a conference call today, October 19, at 8:30 a.m. (ET). The conference call will be webcast live on the Internet and can be accessed via the Investor Relations section of the WEX website, http://www.wexinc.com. The live conference call also can be accessed by dialing (866) 334-7066 or (973) 935-8463. The conference ID number is 64102186. A replay of the webcast will be available on the Company's website.

About WEX Inc.
WEX Inc. (NYSE: WEX) is a leading provider of corporate payment solutions. From its roots in fleet card payments beginning in 1983, WEX has expanded the scope of its business into a multi-channel provider of corporate payment solutions representing 9 million vehicles and offering exceptional payment security and control across a wide spectrum of business sectors. WEX serves a global set of customers and partners through its operations around the world, with offices in the United States, Australia, New Zealand, Brazil, the United Kingdom, Italy, France, Germany, Norway, and Singapore. WEX and its subsidiaries employ more than 2,000 associates. The Company has been publicly traded since 2005, and is listed on the New York Stock Exchange under the ticker symbol “WEX.” For more information, visit www.wexinc.com and follow WEX on Twitter at @WEXIncNews.

About EFS
EFS provides customized corporate payment solutions for fleet and corporate customers with a focus on the large and mid-sized fleet segments. EFS has established a proprietary network of over 14,000 accepting locations in the U.S. and Canada for the over the road (OTR) fleet industry and services a diverse base of more than 17,000 customers. EFS has a robust product set, offering customized purchase controls and validations, enhanced data and analytics, unique settlement capabilities, real-time connectivity and state-of-the-art technology.

Forward-Looking Statements
This news release contains forward-looking statements, including statements regarding: the proposed acquisition, the expected timetable for completing the acquisition, future financial and operating results, benefits and synergies of the acquisition, future opportunities for the combined operations and any other statements about the Company or Electronic Funds Source LLC managements’ future expectations, beliefs, goals, plans or prospects. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. When used in this report, the words “may,” “could,” “anticipate,” “plan,” “continue,” “project,” “intend,” “estimate,” “believe,” “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including: the ability to consummate the acquisition; the risk that regulatory approvals required for the acquisition are not obtained or are obtained subject to conditions that are not anticipated; the risk that the financing required to fund the acquisition is not obtained; the risk that the other conditions to the closing of the acquisition are not satisfied; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the acquisition; uncertainties as to the timing of the acquisition; competitive responses to the proposed acquisition; uncertainty of the expected financial performance of the combined operations following completion of the proposed acquisition; the ability to successfully integrate the Company’s and the Electronic Funds Source LLC’s operations and employees; the ability to realize anticipated synergies and cost savings; unexpected costs, charges or expenses resulting from the acquisition; as well as other risks and uncertainties identified in Item 1A of our Annual Report for the year ended December 31, 2014, filed on Form 10-K with the Securities and Exchange Commission on February 26, 2015. The Company's forward-looking statements do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases, other than the acquisition. The forward-looking statements speak only as of the date of this report and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

SOURCE: WEX Inc.

News media contact:
WEX Inc.
Jessica Roy, 207-523-6763
Jessica.Roy@wexinc.com
or
Investor relations contact:
WEX Inc.
Michael E. Thomas, 207-523-6743
Michael.Thomas@wexinc.com

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